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                                                                    EXHIBIT 10.4

                    AMENDMENT TO MASTER SECURITY AGREEMENT
                        DATED NOVEMBER 7, 2001 BETWEEN
      ATLANTIS PLASTICS, INC. AND ATLANTIS PLASTIC FILMS, INC., AS DEBTOR
           AND GENERAL ELECTRIC CAPITAL CORPORATION AS SECURED PARTY

     THIS AMENDMENT dated as of November 7, 2001 amends and modifies the above referenced Master Security Agreement ("Agreement") and is hereby incorporated into the Agreement as though fully set forth therein.

A)   The following is hereby added as Section 5(c).

     "Debtor will, within 90 days of the close of its (i) first six months; and
(ii) fiscal year, deliver to Secured Party a Compliance Statement signed by the Chief Financial Officer attesting to the operating performance and financial condition of Debtor for the period then ended in relation to the Covenants set forth in Section 6(d) of this Agreement."

B)   The following is added as Section 7(a)(xiii).

     "Secured Party may, at its sole discretion, in writing, declare this Agreement in default if Debtor breaches its obligations to comply with the Covenants set forth in Section 6(d) of this Agreement."

C)   The following is hereby added as Section 6(d).

     "Debtor further represents and warrants to Secured Party that from and after the date hereof, until any and all installment payments, obligations, and liabilities of any kind, nature, or description whatsoever of Debtor to Secured Party, now existing or hereafter arising, have been paid in full, Debtor will not, and will not permit:

     (ii) Earnings Before Interest, Depreciation, Amortization, and Taxes ("EBIDAT") to be less than $20,000,000.00.

     (ii)  The ratio of Net Debt to EBIDAT to be greater than 4.75 to 1.

     (iii) The ratio of EBITDAT to Fixed Charges to be less than .85 to 1.

     The preceding Covenants will be measured on a semi-annual basis as of June 30/th/ and December 31/st/ of each year during the term of the Agreement, and reported by Debtor to Secured Party on within ninety (90) days of the close of each first half and fiscal year of Debtor. Capitalized terms shall have the meanings ascribed to them in the Heller Financial, Inc. Credit Agreement dated of February 22, 1993, as amended (the "Heller Credit Agreement"). Any other Capitalized terms not herein defined shall have the meanings ascribed to them in Generally Accepted Accounting Practices ( GAAP ),

     Except as expressly modified hereby, all terms and provisions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, Secured Party and Debtor have caused this Amendment to be executed by their duly authorized representatives as of the date first written above.


SECURED PARTY:                          DEBTOR:
GENERAL ELECTRIC CAPITAL CORPORATION    ATLANTIS PLASTICS, INC.


By:    /s/ Mike Caruso                  By: /s/ Paul G. Saari
       ----------------------------         ---------------------------------

Title: Sr. Risk Analyst                 Name: Paul G. Saari
       ----------------------------
                                        Title: Senior Vice President of Finance
                                               & CFO

                                        ATLANTIS PLASTIC FILMS, INC.

                                        By: /s/ Paul G. Saari
                                            ---------------------------------
                                        Name: Paul G. Saari

                                        Title: Senior Vice President of Finance
                                               & CFO